N-SAR FILING
                      THRIVENT DIVERSIFIED INCOME PLUS FUND
                        THRIVENT EQUITY INCOME PLUS FUND
                      THRIVENT REAL ESTATE SECURITIES FUND

                            Affiliated Underwritings
                     For 6-month period ending June 30, 2009


                                    144A            Par/    Issuer                  Participating  Selling
Fund     Trade  Date  CUSIP  Issuer Security Price  Amount  Size   Percent  Broker  Underwriters   Concession
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
None
-------------------------------------------------------------------------------------------------------------
